UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2005

Silicon Storage Technology, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 0-26944

California	77-0225590
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

1171 Sonora Court
Sunnyvale, California    94086
(Address of principal executive offices including zip code)

(408) 735-9110
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective May 16, 2005, Silicon Storage Technology, Inc., or SST, entered into a consulting agreement dated May 11, 2005, with Isao Nojima, SST's former Senior Vice President, Standard Memory Product Group, following his resignation on April 14, 2005. Pursuant to the consulting agreement, Mr. Nojima will provide consulting services to SST for the three-month period ending July 14, 2005 and will receive approximately $20,833 per month as compensation for his services. The consulting agreement is attached as Exhibit 10.16 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

  (c)  Exhibits.

Exhibit Number	Description
Exhibit 10.16	Consulting Agreement, dated May 11, 2005 and effective May 16, 2005, by and between SST and Isao Nojima.

  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned therunto duly authorized.

  Dated: May 20, 2005

Silicon Storage Technology, Inc.

By:	/s/ Bing Yeh

Bing Yeh
President and Chief Executive Officer

  EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.16	Consulting Agreement, dated May 11, 2005 and effective May 16, 2005, by and between SST and Isao Nojima." PDF

  PDF    Also provided in PDF as a courtesy.